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                                   EXHIBIT 2.4
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                                   By-Laws of
                                 Game Data, Inc.




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                                     BY-LAWS
                                     -------
                                       OF
                                       --
                                 GAME DATA, INC.
                                 ---------------


MEETINGS OF STOCKHOLDERS:
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         SECTION 1: All meetings of stockholders shall be held at the office of this corporation at 427 Ridge Street, Reno, Nevada, or at such other place or places as the Board of Directors may from time to time designate.
         SECTION 2: A majority of the stock issued and outstanding represented by the holders thereof, either in person or by proxy, shall be a quorum at all meeting of stockholders.
         SECTION 3: The annual meeting of stockholders after the year 1994 shall be held on the first Tuesday of February in each year at the hour of 10:00 a.m. when they shall elect by a plurality vote, by ballot, the Board of Directors as constituted by these By-Laws, each stockholder being entitled to only one vote, in person or by proxy, for each share of stock standing registered in his or her name on the tenth day preceding the election, exclusive of the day of such election.
         SECTION 4: Notice of the annual meeting shall be mailed to each stockholder at his address as the same appears upon the records of the company at least ten (10) days prior to the meeting.
         SECTION 5: At such annual meeting, if a majority of the stock shall not be represented, the stockholders present shall have the power to adjourn to a day certain and notice of the meeting on the adjourned day shall be given by depositing the same in the post office, addressed to each stockholder, at least five (5) days before such adjourned meeting, exclusive of the day of mailing; but if a majority of the issued stock be present in person or represented by proxy, they shall have power from time to time to adjourn the annual meeting to any subsequent time and no notice of the adjourned meeting need be given.
         SECTION 6: Special meeting of the stockholders shall, at the request of any director, be called by the president or secretary by mailing a notice stating the object of such meeting at least ten (10) days prior to the date of the meeting to each stockholder of record at his address as the same appears on the records of the corporation.


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         Section 7. The directors shall be elected by the stockholders at their annual meeting and shall hold office for the period of one (1) year or until their successors are elected and qualify; provided, however, that the Board of Directors may at any regular meeting fill any vacancies which may occur in the Board of Directors by electing a new director to serve out the unexpired term and to hold office until his successors is elected and qualifies.

MEETINGS OF DIRECTORS:
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QUORUM:
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         SECTION 8: Regular meetings of the Board of Directors may be held without notice the first Tuesday of each month at the hours of 11:00 a.m. at the principal office of the corporation, 427 Ridge Street, Reno, Nevada, or at such other place or places as the Board of Directors may from time to time designate.
         SECTION 9: A majority of the directors in office shall constitute a quorum for the transaction of business.
         SECTION 10: Special meetings of the board may be called by the president or secretary on one (1) day's notice by mail or personally to each director.

POWERS OF THE DIRECTORS:
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         SECTION 11: The Board of Directors shall have the management of the company and may, subject to the provision of the statutes of the charter and of these By-Laws, exercise all of the powers and do all of the acts that may be exercised or done by the corporation.

EXECUTIVE COMMITTEE:
--------------------
         SECTION 12: The Board of Directors at any regular meeting may designate that two (2) of their members be appointed as an executive committee, to meet as said executive committee may determine, and that said executive committee may have authority to exercise all of the powers of the Board of Directors at any time the board is not in session.
         SECTION 13: The executive committee may act by the written consent of a quorum thereof, although not formally convened.
         SECTION 14: At the first meeting after the annual election of directors, when there shall be a quorum, the Board of Directors shall appoint a president and a vice-president from their own number who shall hold office for one (1) year and until their successors are appointed and qualify.


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         SECTION 15: The Board shall also annually choose a secretary/treasurer who need not be a member of the Board, who shall hold office for one (1) year, subject to removal by the Board at any time, with or without cause. The Board may also appoint and remove such other officers and agents as they deem proper.

PRESIDENT:
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         SECTION 16: The president shall be the chief executive officer and head of the company, and in the recess of the Board of Directors and executive committee, shall have general control and management of its business and affairs. He or the vice-president shall with the secretary or assistant secretary sign all of the certificates of stock.

VICE-PRESIDENT:
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         SECTION 17: The vice-president shall be vested with all powers and shall perform all the duties of the president in the absence of the president.

SECRETARY-TREASURER:
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         SECTION 18: The secretary shall be ex-officio clerk of the Board of
Directors and of the standing committees. He shall attend all sessions of the Board and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.
         SECTION 19: The secretary shall give notice of all calls for installments to be paid by the stockholders and shall see that proper notice is given for all meetings of the stockholders and of the Board of Directors.
         SECTION 20: The secretary shall perform such duties as may be required by the Board of Directors or the president. He or the assistant secretary shall, with the president or vice-president, sign all certificates of stock.
         SECTION 21: The treasurer shall keep full and accurate account of receipts and disbursements in books belonging to this corporation and shall deposit all moneys and other valuable effects in the name and to the credit of this corporation in such depositories as may be designated by the Board of Directors.


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         SECTION 22: The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the Board, and whenever they may require it, accounts of all his transactions as treasurer and of the financial condition of the corporation.

VACANCIES:
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         SECTION 23: If the office of any director or member of the executive committee or of the president, vice-president or secretary-treasurer becomes vacant or is known to be about to become vacant by reason of death, resignation, disqualification or otherwise, the remaining directors, although less than a quorum by a majority vote may elect a successor or successors who shall hold office for the unexpired term.

DUTIES OF OFFICERS MAY BE DELEGATED:
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         SECTION 24: In case of the absence of an officer of the company, or for any other reason that may be sufficient to the Board, the Board of Directors may delegate its powers and duties for the time being to any other officer or to any director.
         SECTION 25: The company may have an office and transact business in the City of Reno, State of Nevada, and at such other place or places as the Board of Directors may from time to time designate, or the business of the corporation may require.

FISCAL YEAR:
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         SECTION 26: The fiscal year of the company shall end on the 31st day of
December.

DIVIDENDS:
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         SECTION 27: Dividends upon the capital stock of the company when earned shall be payable as the directors or executive committee may prescribe.
         SECTION 28: Before payment of any dividends or making any distribution of profits there may be set aside out of the net profits of the company such sum or sums as the directors may from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the company, or for any such other purpose as the directors shall think conducive to the interests of the company.


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WAIVER OF NOTICE:
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         SECTION 29: Any stockholder or director may waive any notice required to be given under these By-Laws.

AMENDMENT OF BY-LAWS:
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         SECTION 30: The stockholders by the vote of a majority of the stock issued and outstanding may at any annual or special meeting alter or amend these By-Laws if notice thereof by contained in the notice of the meeting.
         SECTION 31: The Board of Directors by a vote of a majority of its members may alter or amend these By-Laws at any time.
         KNOW ALL MEN BY THESE PRESENTS that we, the undersigned directors and secretary of the corporation known as and called GAME DATA, INC., do hereby certify that the above and foregoing By-Laws were duly adopted by the said corporation on the 10th day of Feb , 1994, and that the same do now constitute the By-Laws of said corporation.

                                              /s/ Elia R. Tarantino
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ATTEST:

  /s/ Elia R. Tarantino
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